EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST DECLARES PAYMENT OF ACCRUED PREFERRED DIVIDENDS AND DECLARES PREFERRED DIVIDENDS FOR FOURTH QUARTER OF 2021

DALLAS, November 23, 2021 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that its Board of Directors declared cash dividends on the Company’s Series D, Series F, Series G, Series H, and Series I cumulative preferred stock reflecting accrued and unpaid dividends for the quarters ending June 30, 2020, September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, and September 30, 2021. The Company will pay a cash dividend of $3.1686 per Series D preferred share, $2.7654 per Series F preferred share, $2.7654 per Series G preferred share, $2.8125 per Series H preferred share, and $2.8125 per Series I preferred share. These preferred share dividends are payable December 10, 2021 to holders of record as of December 1, 2021.
The Board declared a dividend of $0.5281 per diluted share for the Company’s 8.45% Series D Cumulative Preferred Stock for the fourth quarter ending December 31, 2021. The dividend, which equates to an annual rate of $2.1125 per share, is payable on January 14, 2022, to shareholders of record as of December 31, 2021.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series F Cumulative Preferred Stock for the fourth quarter ending December 31, 2021. The dividend, which equates to an annual rate of $1.8438 per share, is payable on January 14, 2022, to shareholders of record as of December 31, 2021.
The Board declared a dividend of $0.4609 per diluted share for the Company’s 7.375% Series G Cumulative Preferred Stock for the fourth quarter ending December 31, 2021. The dividend,

which equates to an annual rate of $1.8438 per share, is payable on January 14, 2022, to shareholders of record as of December 31, 2021.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series H Cumulative Preferred Stock for the fourth quarter ending December 31, 2021. The dividend, which equates to an annual rate of $1.875 per share, is payable on January 14, 2022, to shareholders of record as of December 31, 2021.
The Board declared a dividend of $0.46875 per diluted share for the Company’s 7.50% Series I Cumulative Preferred Stock for the fourth quarter ending December 31, 2021. The dividend, which equates to an annual rate of $1.875 per share, is payable on January 14, 2022, to shareholders of record as of December 31, 2021.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Follow CEO Rob Hays on Twitter at https://twitter.com/aht_rob or @aht_rob.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; the timing and outcome of the Securities and Exchange Commission’s investigation; our ability to regain S-3 eligibility; our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

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